EXHIBIT 23.1


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                                                     PricewaterhouseCoopers LLP
                                                     Chartered Accountants
                                                     900 Rene-Levesque Blvd East
                                                     Suite 500
                                                     Quebec Quebec
                                                     Canada G1R 2B5
                                                     Telephone +1 (418) 522 7001
                                                     Facsimile +1 (418) 522 5663



INDEPENDENT AUDITORS' CONSENT



We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated September 20, 2000 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders, which is incorporated by reference in EXFO Electro-Optical Engineering Inc.'s Annual Report on Form 20-F for the year ended August 31, 2000. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


QUEBEC, QUEBEC, CANADA
JULY 13, 2001

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.